Exhibit 99.1

FOR IMMEDIATE RELEASE

Electronic Clearing House (ECHO) Appoints Keith B. Hall to Board of Directors

Camarillo, Calif., October 17, 2007– Electronic Clearing House, Inc. (NASDAQ: ECHO), a leading provider of electronic payment and transaction processing services, today announced the appointment of Keith B. Hall to the Board of Directors.  With Mr. Hall's appointment, ECHO 's Board currently has six members, including five non-management directors. Mr. Hall will serve on the Audit, Compensation and Governance and Nominating Committees of the Board.

Charles J. Harris, CEO of Electronic Clearing House, Inc., commented, “Keith Hall brings a wealth of experience in finance for growth companies, with demonstrated successes in organic growth, M&A transactions, re-engineering strategies and turnaround situations.  He is experienced in an array of issues encountered by public companies including raising capital, corporate governance, accounting controls and certification, acquisitions and divestitures.  I am delighted to welcome Keith to our Board of Directors and look forward to his contributions.”

Mr. Hall brings to ECHO 30 years of experience in financial analysis, accounting, investor relations, strategic planning, process redesign and international operations.  He recently retired as the Senior Vice President and Chief Financial Officer of LendingTree, Inc., a division of InterActive Corp. (IACI), where he had been instrumental in guiding the firm to achieve profitability and raising $150 million in capital, including overseeing the company’s initial public offering in 2000.  Prior to LendingTree, Mr. Hall held chief financial officer positions with three public companies (Broadway & Seymour, Inc., Loctite Corporation, and Legent Corporation) that were acquired.  He also was employed for over twelve years in various financial positions of increasing responsibility at United Technologies Corporation (UTX), including chief financial officer of Carrier Corporation’s North American Operations.

Mr. Hall currently serves on the Board of Trustees of Coe College in Cedar Rapids, Iowa, and the Board of Directors of NewRiver, Inc., a private Internet company serving the mutual fund industry.  He holds an MBA from Harvard Business School and a Bachelor of Arts degree from Coe College.

“This is an exciting time for ECHO as the Company regains sales momentum and builds scale in the business,” said Keith B. Hall.  “ECHO has great long-term prospects for growth and business expansion, and I’m happy to join the Board to help support the Company’s success.”

About Electronic Clearing House, Inc. (ECHO)
A merchant account with ECHO (www.echo-inc.com) provides a fully integrated payment processing suite, including credit card processing, electronic check conversion (ECC), eChecks (ACH), check guarantee, check verification, check collection, and debit cards.  Merchants nationwide benefit from ECHO’s wide ranging payment services available through the company’s dedicated sales force or through channels that include technology partnerships, banks, collection agencies and other acquiring entities.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:  Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  Examples of forward-looking statements included in this press release include the statement regarding the company’s prospects for growth and business expansion. Potential risks and uncertainties that may cause actual results to differ materially include, but are not limited to, such factors as fluctuations in demand for the Company’s products and services, the introduction of new products and services, the Company’s ability to maintain customer and strategic business relationships, technological advancements, impact of competitive products and services and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, and other information detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission.

Contact:
Electronic Clearing House	The Abernathy MacGregor Group
Donna Rehman, Corporate Secretary	Moira Conlon
(800) 262-3246, ext. 8533	(213) 630-6550
E-MAIL: corp@echo-inc.com	E-MAIL: MHC@abmac.com
www.echo-inc.com

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